SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 17, 2009

INTERAMERICAN ACQUISITION GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51510	20-2828369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2918 Fifth Avenue South, Suite 209, San Diego, California 92103
(Address of principal executive offices, including zip code)

(619) 298-9883
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 1.01.         Entry into a Material Agreement.

Effective July 17, 2009, InterAmerican Acquisition Group Inc. (“IAG” or the “Company”) entered into Amendment No. 2 (“Amendment No. 2”) to the amended and restated stock purchase agreement dated as of May 15, 2008, as amended by Amendment No. 1 on November 28, 2008, with Sing Kung Limited (“Sing Kung”) and the majority of its common shareholders (collectively, the “SPA”), which sets forth the terms of the Company’s prospective acquisition of Sing Kung (the “Transaction”).  The Transaction and Amendment No. 1 have been previously disclosed in current reports on Form 8-K filed with the SEC on May 20, 2008 and December 2, 2008, respectively, a joint proxy statement/prospectus on Form S-4 filed with the SEC on December 19, 2008, the Company’s quarterly reports on Form 10-Q filed with the SEC for the fiscal quarters ended June 30 and September 30, 2008 and March 31, 2009, and the Company’s annual report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2009.  Amendment No. 2 provides for the following amendments to the Transaction consideration and other material provisions of the SPA:

•
Upon the merger of IAG with and into China New Cities Development Ltd. (“CNC”), the Company’s acquisition subsidiary and the surviving entity following the Transaction for the purpose of the re-domestication into the BVI, the 7,055,850 outstanding shares of IAG common stock (after giving effect to the 55,850 management warrants to purchase IAG common stock for $0.01 per share) will be converted into 6,250,000 shares of CNC Cumulative Convertible Class A Preferred Stock (“Class A Preferred”) and 1,305,850 CNC common shares.

•
The number of IAG outstanding warrants shall have been reduced to 5,750,000 at the closing of the Transaction and IAG has agreed to take such action as required to effect the reduction in warrants and other changes in its capital structure necessary to comply with Amendment No. 2 prior to the closing of the Transaction.

•
In connection with the exchange offer, CNC shall issue 5,371,548 Class A Preferred shares for the outstanding shares of Sing Kung preferred stock; the term of the exchange offer also has been extended to 12 months.

•
CNC will authorize the issuance of up to 25,000,000 preferred shares and will incorporate in its Memorandum and Articles of Association provisions that establish the Class A Preferred having rights and designations summarized as follows:

▪	Liquidation preference of $3.00 per share plus accrued and unpaid dividends.

▪	A quarterly dividend of 7% per annum, indexed to changes in the exchange rate between the U.S. dollar and the RMB.

▪	A conversion rate of one CNC common share for each Class A Preferred share.

▪	The right to convert Class A Preferred shares into CNC common shares at any time.

▪
Automatic conversion of the Class A Preferred shares if CNC common shares trade at or above $5.00 at threshold volumes and periods of time or if cumulative CNC audited financials for any fiscal year demonstrate net operating income of at least $25 million.

▪	A redemption right for holders of Class A Preferred if CNC has not raised equity capital of $25 million or more within 4 years or upon the occurrence of certain fundamental changes.

▪	A redemption right for the Company at any time following the occurrence of a fundamental change or for 1.2 times the liquidation preference value.

▪
Rights to elect up to 4 (of 7) members to the CNC board of directors following the consummation of the Transaction based on the market cap of the Class A Preferred as a percentage of the market cap of all CNC capital stock.

▪	Rights to vote with the common stock on an as-if-converted basis.

▪	Limitations on the payment of dividends to junior classes of equity.

▪	Certain anti-dilution protections.

•
IAG will be permitted to make repurchases of common stock from IAG shareholders at or promptly following the closing of the Transaction (or enter into other agreements and commitments having a similar economic purpose) that are in furtherance of the objective of effecting the closing of the Transaction (“Permitted Repurchases”).

•
IAG will be permitted to pay a dividend of $4.85 per share payable upon or shortly following closing to those of its shareholders who (x) do not exercise their conversion rights with respect to IAG common stock, or (y) do not receive their pro rata portion of the trust account (approximately $7.85 per share) as a result of a Permitted Repurchase, subject to the agreement that the IAG founding shareholders shall waive their rights to receive such dividend.

•	The provisions for adjusting the number of CNC common shares issuable to Sing Kung common shareholders at closing based on the net income of Sing Kung for the year ended 2008 are eliminated.

•
A condition to closing by IAG has been added that requires elimination of the automatic conversion features of the existing Sing Kung preferred stock and eliminates the rights of existing Sing Kung preferred shareholders to (i) redemption as a result of the passage of time or the consummation of the Transaction or (ii) to effect the sale of Sing Kung or a public registration of its securities.

•
The earn-out provisions of the SPA have been amended to reduce the total number of additional shares of common stock issuable to the Sing Kung common shareholders who are parties to the SPA to 10,300,000 and the threshold net income targets and periods and number of shares issuable in future years have been amended as follows:

Threshold Net Income Targets for 12 Months Ending
December 31 2009	December 31 2010	December 31 2011	December 31 2012	December 31 2013
$15,000,000	$19,500,000	$25,350,000	$32,955,000	$42,841,500

Shares Issuable Upon Achieving or Exceeding the Respective Threshold Net Income Targets
December 31 2009	December 31 2010	December 31 2011	December 31 2012	December 31 2013
2,000,000	2,000,000	2,100,000	2,100,000	2,100,000

The terms of Amendment No. 2 as described above were approved by the Company’s board of directors in a meeting held on July 20, 2009, subject to negotiation and documentation of final terms by Sing Kung and the Company’s management.

The foregoing summary of Amendment No. 2 is subject to, and qualified in its entirety by, the full text of the amendment agreement, which is attached hereto as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

In connection with its approval of Amendment No. 2 and its conclusion that continued pursuit of the Transaction would be in the best interest of its shareholders, the independent members of the Company’s board of directors approved the use of up to $200,000 of corporate funds, in addition to the $950,000 previously authorized to be used in pursuit of a business combination and for working capital purposes.  Expenditure of the additional funds is authorized for the sole purpose of meeting incremental, non-contingent costs incurred after July 20, 2009 to pursue the Transaction and would not be subject to indemnification by the Company’s officers to repay claims of vendor creditors that diminish the funds held in the trust account.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1
Amendment No. 2, effective as of July 17, 2009, to the Amended and Restated Stock Purchase Agreement, dated as of May 15, 2008, as amended by Amendment No. 1 on November 28, 2008, between the Company, Sing Kung Limited and certain of its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterAmerican Acquisition Group, Inc.

	By:	/s/ William C. Morro
William C. Morro
Chief Executive Officer

Dated: July 20, 2009